                                                                     Exhibit 4.4

                                                               Certificate No. 3

ANY SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION, OR ANY PLEDGE OR OTHER ENCUMBRANCE, OF THIS WARRANT OR THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT (TOGETHER, THE "SECURITIES") IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF THE SECURITIES ARE SUBJECT TO, THE TERMS AND CONDITIONS CONTAINED IN THE SHAREHOLDERS AGREEMENT (AS DEFINED BELOW), AS IT MAY BE AMENDED FROM TIME TO TIME, AND THE BYE-LAWS OF THE COMPANY, WHICH ARE AVAILABLE FOR EXAMINATION AT THE REGISTERED OFFICE OF THE COMPANY. IN ADDITION TO THE FOREGOING RESTRICTIONS, THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY U.S. STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, OR PLEDGED OR OTHERWISE ENCUMBERED, EXCEPT IN ACCORDANCE WITH AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR OTHER JURISDICTION.

                      ALLIED WORLD ASSURANCE HOLDINGS, LTD

              WARRANT TO PURCHASE 2,544,338 SHARES OF COMMON STOCK

                   (Subject to adjustment as provided herein)
          (See signature page for notation regarding partial exercise)

            FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Allied World Assurance Holdings, Ltd, a limited liability company organized under the laws of Bermuda (including any successor thereto, the "Company"), hereby grants to GS Capital Partners 2000, L.P. or its registered assigns (the "Holder") a warrant (this "Warrant") to purchase Common Stock, par value U.S. $0.01 per share, of the Company ("Common Stock"), which will include shares of Voting Common Stock, par value U.S. $0.01 per share, of the Company ("Voting Common Stock"), Non-Voting Common Stock, par value U.S. $0.01 per share, of the Company ("Non-Voting Common Stock") or both, upon the terms and conditions contained herein. All shares of Common Stock, including Voting Common Stock and Non-Voting Common Stock, that the Holder is entitled to purchase upon exercise of this Warrant are herein called "Warrant Shares". All terms that are used but not otherwise defined herein and that are defined in the Shareholders Agreement, dated as of November 21, 2001 and as it may be amended from time to time, among the Company and the shareholders party thereto (the "Shareholders Agreement") shall have the meanings given to them in the Shareholders Agreement.

            1. Right to Purchase Common Stock. This Warrant may be exercised in whole or in part and from time to time on any one or more Exercise Dates, in each case upon payment of the Exercise Price (in any manner provided in Section 6 hereof) and for a number of Warrant Shares that does not exceed the Exercise Amount. Notwithstanding any provision hereof, the Exercise Price, the Exercise Amount (including the Specified Number) and the nature and amount of Warrant Shares that the Holder is entitled to acquire upon exercise of this Warrant (in each case as such term is defined herein) shall be subject to adjustment from time to time as provided in Section 4 hereof, and all references herein to the Exercise Price, the Exercise Amount (including the Specified Number) and Warrant Shares shall be deemed to mean such terms after giving effect to each such adjustment, whether or not specific mention of such adjustment is made in connection with any such reference.

                  (a) Notwithstanding any provision hereof, except as set forth in the proviso to the third sentence of this paragraph, this Warrant may not be exercised unless a Trigger Event has occurred before the first Exercise Date or will occur on or promptly after the first Exercise Date. Once a Trigger Event has occurred as provided in the prior sentence, the requirement set forth in the prior sentence shall be fully satisfied and no further Trigger Events shall be required as a condition to any exercise of this Warrant. Either of the following shall be a "Trigger Event": (i) the Holder or any of its Affiliates Transfers Common Stock (or rights to acquire Common Stock, including any partial Transfer of this Warrant) to any Person other than an Affiliate of the Holder or (ii) the Company issues Common Stock (or rights to acquire Common Stock) to any Person other than the Holder and its Affiliates after the Closing Date, other than an issuance pursuant to the exercise of any rights to acquire Common Stock that were originally issued on the Closing Date; provided, however, that no Trigger Event shall be required for any exercise of this Warrant by a Holder that either
(i) is not a Founder or an Affiliate of a Founder or (ii) is a Founder, or an Affiliate of a Founder, for which the Termination Time has occurred pursuant to
Section 2.12(a)(i) of the Shareholders Agreement.

                  (b) An "Exercise Date" shall be any Business Day on or before the Final Exercise Date. The "Final Exercise Date" shall be November 21, 2011 unless November 21, 2011 is not a Business Day, in which case the "Final Exercise Date" shall be the first Business Day after November 21, 2011. This Warrant may be exercised as provided herein until 12:01 A.M., New York City time, on the first day after the Final Exercise Date.

                  (c) With respect to each exercise of this Warrant, the "Exercise Price" shall equal U.S. $11.40 for each Warrant Share purchased upon such exercise and shall be payable to the Company in full upon such exercise, by wire transfer of immediately available funds or as otherwise provided in Section 6(b) hereof.

                  (d) (i) With respect to each exercise of this Warrant, the "Exercise Amount" shall be such number of Warrant Shares as the Holder elects to purchase upon such exercise, provided that, after giving effect to such exercise (as well as any Trigger Event occurring prior to, in connection with or promptly after such exercise as set forth in the next sentence), (A) the Holder's Primary Ownership Percentage shall not exceed the Relevant Percentage, (B) the total number of Warrant Shares purchased upon such and each prior exercise of this Warrant, taken together, shall not exceed 2,544,338 (the "Specified Number") and
(C) such exercise shall not cause any Person to be in violation of the Ownership Limits set forth in Section 5.1 of the Shareholders Agreement. In determining whether the requirement in clause (A) above has been satisfied, effect shall be given to any Transfer of Warrant Shares, other Common Stock or rights to acquire Common Stock by the Holder or any of its Affiliates, any issuance by the Company of Common Stock or rights to acquire Common Stock (together with any related exercise of preemptive rights by any and all Shareholders) or any other transaction that has the effect of reducing the Holder's Primary Ownership Percentage, provided that, in each such case, such transaction occurs prior to, simultaneously with or promptly after such exercise (any such transaction specified in this sentence to which such effect is given, an "Offsetting Transaction").

If the Holder proposes to exercise this Warrant in connection with any Transfer by the Holder or any of its Affiliates in a Registered Public Offering or otherwise, or in connection with any other Offsetting Transaction, the Company, upon request of the Holder, shall use its reasonable best efforts to facilitate such exercise at a time that enables the Holder to maximize the Exercise Amount and to include any Warrant Shares acquired on exercise in any such Transfer (subject to the provisions of the Shareholders Agreement and the Bye-laws).

                  (ii) The "Primary Ownership Percentage" of any Holder at any time shall equal (A) the total number of common shares of the Company that are owned by such Holder and its Affiliates, in the aggregate, and are outstanding at such time, expressed as a percentage of (B) the total number of common shares of the Company that are outstanding at such time, in each case (A) and (B) without giving effect to any shares that may be issuable but that have not been issued at or prior to such time pursuant to any part of this Warrant which has not been exercised or any other rights to acquire common shares of the Company. The "Relevant Percentage" of any Holder with respect to any exercise of this Warrant shall be the greater of such Holder's Primary Ownership Percentage immediately prior to such exercise and (W) 23.4% if the Holder is an AIG Person or any Successor Founder of AIG, (X) 16.3% if the Holder is GSCP 2000, any Affiliate thereof or any Successor Founder of GSCP 2000, (Y) 18.7% if the Holder is a Chubb Person or any Successor Founder of Chubb or (Z) 9.09% if the Holder is not a Person described in clause (W), (X) or (Y) above. A "Successor Founder" of any Founder means any other Person that succeeds to such Founder's status as a Founder pursuant to the Shareholders Agreement, together with any Affiliate of such other Person.

                  (e) The Common Stock issued upon each exercise of this Warrant shall be Voting Common Stock to the maximum extent possible without such exercise causing any Person to exceed the Ownership Limits set forth in Section
5.1 of the Shareholders Agreement, and all other Common Stock (if any) issued on such exercise shall be Non-Voting Common Stock unless the Holder requests Non-Voting Common Stock in the Notice of Exercise, in which case the Common Stock issued upon such exercise shall be Non-Voting Common Stock at least to the extent so requested. In determining the maximum amount of Voting Common Stock to be issued upon any exercise of this Warrant, effect shall be given to any Offsetting Transaction.

                  (f) The Holder, in connection with an exercise of registration rights in a Registered Public Offering, may elect, by so specifying in the Notice of Exercise, to condition such Holder's exercise of this Warrant upon the issued Warrant Shares being included in the offering (the "Offering") giving rise to such registration rights (a "Conditional Registration Exercise"). In such event, (i) the Holder will be permitted to sell Warrants, in lieu of Warrant Shares, to the underwriters of the Offering, which sale may be contingent upon the inclusion in the Offering of the underlying Warrant Shares,
(ii) the Company will cause the Warrant exercise closing associated with such Conditional Registration Exercise and the delivery of the Warrant Shares to be concurrent with either the closing of the Offering or immediately prior to such closing and immediately following the Holder's delivery of this Warrant (or portion hereof) to the underwriter for such Offering, (iii) if the number of shares of Common Stock included in any Offering for sale by the Holder is reduced, then the exercise of this Warrant shall be deemed rescinded as to a number of Warrant Shares equal to the number of shares of Common Stock excluded from the Offering as a result of such reduction (or if such excluded number exceeds the total number of Warrant Shares, all such Warrant Shares) (the "Excluded Shares") and (iv) the Company shall not be required or entitled to issue any of the Excluded Shares. In the event of any such rescission of the exercise of this Warrant, this Warrant shall remain in full force and effect as if no Notice of Exercise had been delivered with respect to the Excluded Shares.

                  (g) The Holder, in connection with a bona fide tender or exchange offer for Common Stock (a "Tender Offer") made by the Company or another Person (the "Bidder"), may elect, by so specifying in the Notice of Exercise, to condition its exercise of this Warrant upon the issued Warrant Shares being accepted for purchase and purchased by the Bidder in such Tender Offer (a "Conditional Tender Offer Exercise"). In such event, and provided the Transfer of the Warrant Shares to the Bidder is made in compliance with all then-applicable restrictions on Transfer set forth in the Shareholders Agreement, (i) the Holder shall be permitted to condition exercise of this Warrant upon the acceptance for purchase and purchase of the Warrant Shares issuable on such exercise by the Bidder pursuant to the Tender Offer, (ii) the Company shall cause the Warrant exercise closing associated with the Conditional Tender Offer Exercise and delivery of the Warrant Shares to be concurrent with the closing of such Tender Offer (including by taking such steps as are reasonably necessary to enable the Warrant Shares to be tendered into and purchased in such Tender Offer) and (iii) if any Warrant Shares tendered in any Tender Offer are not accepted for purchase or purchased in such Tender Offer, then the exercise of this Warrant shall be deemed rescinded as to the Warrant Shares not accepted for purchase or not purchased and the Company shall not be required or entitled to issue any such Warrant Shares. In the event of any such rescission of the exercise of this Warrant, this Warrant shall remain in full force and effect as if no Warrant Notice had been delivered.

            2. Warrant Shares. Each Warrant Share purchased upon exercise of this Warrant, after issuance thereof and payment of the Exercise Price therefor, shall be duly authorized, validly issued, fully paid and non-assessable and shall have the same rights and preferences as all other Common Stock issued and outstanding (with all Voting Common Stock, if any, and all Non-Voting Common Stock, if any, purchased upon exercise of this Warrant having the same rights and preferences as all other Voting Common Stock and Non-Voting Common Stock, respectively, issued and outstanding) on the Exercise Date.

            3. No Shareholder Rights. Except as otherwise provided in the Shareholders Agreement or the Bye-laws, the Holder shall not be entitled to any voting or other rights of a shareholder of the Company, either at law or in equity, with respect to any Warrant Shares as to which this Warrant has not been exercised. It is a condition to the purchase of Warrant Shares pursuant to this Warrant that the purchasing Holder (or, if the exercise and purchase are made in connection with a Transfer of this Warrant or Warrant Shares, that the Transferee) shall become (if it is not already) a party to the Shareholders Agreement as contemplated thereby; provided that no Transferee of Warrant Shares will be required to become a party to the Shareholders Agreement if such Warrant Shares are acquired in an Open Market Sale or are otherwise Freely Transferable Shares upon consummation of such Transfer. Nothing contained in this Warrant shall be construed as imposing any obligations or liabilities on the Holder to purchase any securities or as a shareholder of the Company, whether such obligations or liabilities are asserted by the Company or by the creditors of the Company or otherwise. Each certificate representing a Warrant Share shall bear any legend restricting transfer that is provided for by the Shareholders Agreement and the Bye-laws. The restrictions on Transfer, voting requirements and other provisions of the Shareholders Agreement and the Bye-laws, to the extent applicable by the terms thereof, shall apply to each Warrant Share.

            4. Adjustment of Warrant. (a) (i) After every occurrence of an Adjustment Event, the Warrant Shares that the Holder may purchase upon each exercise of this Warrant effected after such occurrence shall be adjusted proportionately so that the Holder shall be entitled to receive upon each such exercise the kind and number of shares of capital stock, other securities, cash or other property (or any combination of the foregoing) that the Holder would have been entitled to receive in such Adjustment Event in respect of all the Warrant Shares that the Holder would have been entitled to purchase upon exercise of this Warrant in full (to the extent it remains unexercised and without regard to the limitations in Section 1(d)(i)(A) and (C) hereof) at such time, as if the Holder owned all such Warrant Shares immediately prior to such Adjustment Event or on any record date therefor (together with all such Warrant Shares to the extent they would remain outstanding and held by the Holder immediately after such event). In addition, whenever the Warrant Shares that the Holder may purchase on exercise of this Warrant are adjusted pursuant to this
Section 4(a), the Exercise Price shall also be adjusted, by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the maximum number of Warrant Shares that may be purchased upon exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the maximum number of Warrant Shares that may be purchased upon exercise of this Warrant immediately after such adjustment (in each case, without regard to the limitations in Section 1(d)(i)(A) and (C) hereof, and provided that appropriate adjustment of the fraction shall be made as necessary to reflect any difference in kind between the Warrant Shares reflected in the numerator and those reflected in the denominator). Each adjustment of the Exercise Amount and Exercise Price made pursuant to this
Section 4(a) in respect of an Adjustment Event shall become effective immediately after the effective time of such event, retroactive to any record date therefor.

                  (ii) Each of the following events that occur on or after the Closing Date shall be an "Adjustment Event": (A) the Company pays a dividend or makes any other distribution with respect to any of its capital stock in shares of Common Stock such that the number of shares of Common Stock outstanding is increased; (B) the Company subdivides or splits its outstanding shares of Common Stock such that the number of shares of Common Stock outstanding is increased;
(C) the Company combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock; and (D) the reclassification or recapitalization of the Common Stock (including any reclassification or recapitalization in connection with a merger, amalgamation, consolidation, scheme of arrangement, sale of all or substantially all of the assets of the Company or other similar transaction) other than any reclassification or recapitalization that consists solely of a change in par value or that involves or occurs in connection with an issuance of shares or rights, a Transaction or a Spin-Off, if and to the extent that an adjustment is otherwise effected in respect thereof pursuant to Section 4(b), (c) or (d) hereof. Solely for the purpose of this Section 4, the term "Common Stock" shall mean (X) the classes of Common Stock consisting of the Voting Common Stock and the Non-Voting Common Stock on the Closing Date and (Y) any other class of capital stock of the Company resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value.

                  (b) (i) If the Company issues to any Person or Persons any shares of Common Stock or any options, warrants or other rights (including debt or other securities convertible into or exchangeable for Common Stock) entitling the holders thereof to subscribe for, purchase or otherwise acquire shares of Common Stock, in either case at a price per share which, on the record date for such issuance (or if no record date is set for such issuance, on the date of such issuance), is lower than the Share Value on such date (to be determined as provided in Section 6(f) hereof, as if such date was an Exercise Notice delivery date for this purpose), the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment by a fraction, (A) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock issued or offered for subscription, purchase or other acquisition pursuant to such issuance of rights and (B) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares which the aggregate offering price (if any) of the total number of shares of Common Stock so issued or offered would purchase at the Share Value on such record (or issue) date. In addition, whenever the Warrant Shares that the Holder may purchase on exercise of this Warrant are adjusted pursuant to this
Section 4(b), the Exercise Price shall also be adjusted, by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the maximum number of Warrant Shares that may be purchased upon exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the maximum number of Warrant Shares that may be purchased upon exercise of this Warrant immediately after such adjustment (in each case, without regard to the limitations in Section 1(d)(i)(A) and (C) hereof). Any adjustment made in accordance with this Section 4(b) shall become effective immediately after the issuance giving rise to such adjustment, retroactive to any record date therefor. Notwithstanding the foregoing:

                        (A) any issuance of shares that is made to all holders of any outstanding class of capital stock of the Company and that does not involve an offer to purchase shares shall be deemed not to be an issuance of shares, options, warrants or other rights for which an adjustment shall be made pursuant to this Section 4(b), except to the extent that an adjustment is not made in respect thereof pursuant to Section 4(a) hereof; and

                        (B) no adjustment pursuant to this Section 4(b) shall be made in respect of any issuance of shares, options, warrants or other rights

                              (1) pursuant to the exercise of any
            then-previously issued options, warrants or other rights,

                              (2) pursuant to any employee benefit plan or
            agreement that has been approved or authorized by the Board of Directors,

                              (3) in a Transaction, if and to the extent that
            adjustment of this Warrant is made pursuant to Section 4(c) hereof,

                              (4) if and to the extent that the Holder has
            exercised pre-emptive rights in respect of such issuance sufficient to prevent dilution of its ownership of Common Stock on a Fully Diluted Basis or

                              (5) in an underwritten public offering by the
            Company.

                  (ii) No adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant or in the Exercise Price need be made under this Section 4(b) if the shares of Common Stock, options, warrants or other rights referred to in Section 4(b)(i) hereof are issued or distributed to all holders of outstanding Common Stock and the Company issues or distributes to the Holder, pursuant to this Agreement, the shares or rights that the Holder would have been entitled to receive had this Warrant (to the extent that it remains unexercised) been exercised in full prior to such issuance or distribution or any record date with respect thereto (without regard to the limitations in Section 1(d)(i)(A) and (C) hereof).

                  (iii) Upon the expiration of any options, warrants or other rights for which an adjustment is made pursuant to this Section 4(b), or if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock offered as described in the first sentence of Section 4(b)(i) above were the shares of Common Stock, if any, actually issued or sold upon the exercise of such options, warrants or other rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such options, warrants or other rights whether or not exercised; provided that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock purchasable upon the exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such options, warrants or other rights. If there is any change in the number of shares of Common Stock deliverable upon exercise of any options, warrants or other rights described in Section 4(b)(i) hereof, the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be readjusted to such number as would have been obtained had the adjustment made upon the issuance of such options, warrants or other rights been made upon the basis of such change, subject to any adjustment required pursuant to the prior sentence of this Section 4(b)(iii).

                  (c) Upon any merger, amalgamation, consolidation, scheme of arrangement or similar transaction involving the Company and any third party that is not a subsidiary of the Company, or any sale of all or substantially all the assets of the Company to any third party that is not a subsidiary of the Company (each, a "Transaction"), in which all holders of Common Stock become entitled to receive, in respect of such stock, any capital stock, rights to acquire capital stock or other securities of the Company or of any other Person, any cash or any other property, or any combination of the foregoing (collectively, "Transaction Consideration"), this Warrant shall entitle the Holder to acquire all Transaction Consideration that the Holder would be entitled to receive in such Transaction in respect of all of the Warrant Shares that the Holder would have been entitled to purchase upon exercise of this Warrant in full (to the extent it remains unexercised and without regard to the limitations in Section 1(d)(i)(A) and (C) hereof) at such time, as if the Holder owned all such Warrant Shares immediately prior to such Transaction or any record date therefor (together with such Warrant Shares to the extent, if any, that they would remain outstanding and held by the Holder immediately after such Transaction), in each case upon payment by the Holder of the Exercise Price as in effect immediately prior to such time. In determining the kind and amount of Transaction Consideration that the Holder would be entitled to receive in respect of any Transaction pursuant to this Section 4(c), the Holder shall be entitled to exercise any rights of election as to the kinds and amounts of consideration receivable in such Transaction that are provided to holders of Common Stock in such Transactions. Any adjustment in respect of a Transaction pursuant to this Section 4(c) shall become effective immediately after the effective time of such Transaction, retroactive to any record date therefor. The Company shall take such action as is necessary to ensure that the Holder shall be entitled to acquire Transaction Consideration upon the terms and conditions provided in this Section 4(c). Notwithstanding the foregoing, if an adjustment is made pursuant to this Section 4(c) in respect of a Transaction that involves a Change of Control, the Holder shall be entitled to exercise this Warrant pursuant to this Section 4(c) without regard to Section 1(d) hereof. A Transaction shall be deemed to involve a "Change of Control" if the Beneficial Owners of the outstanding Voting Common Stock immediately prior to the effective time of such Transaction are not the Beneficial

Owners of a majority of the total voting power of the surviving or acquiring entity in the Transaction, as the case may be, immediately after such effective time.

                  (d) Upon any distribution by the Company to all holders of Common Stock (other than in a Transaction, if and to the extent that adjustment of this Warrant is otherwise effected in respect of such distribution pursuant to Section 4(c) hereof) (each, a "Spin-Off") of shares of the capital stock of the Operating Company or any other subsidiary of the Company, or any combination of the foregoing (collectively, "Spin-Off Consideration"), this Warrant shall entitle the Holder to acquire all Spin-Off Consideration that the Holder would have been entitled to receive in such Spin-Off in respect of all the Warrant Shares that the Holder would have been entitled to purchase upon exercise of this Warrant in full (to the extent it remains unexercised and without regard to the limitations in Section 1(d)(i)(A) or (C) hereof) at such time, as if the Holder owned all such Warrant Shares immediately prior to such Spin-Off or any record date therefor (together with all such Warrant Shares to the extent they would remain outstanding and held by the Holder immediately after such Spin-Off), in each case upon payment by the Holder of the Exercise Price as in effect immediately prior to such time. In determining the kind and amount of Spin-Off Consideration that the Holder would be entitled to receive in respect of any Spin-Off pursuant to this Section 4(d), the Holder shall be entitled to exercise any rights of election as to the kinds and amounts of consideration receivable in such Spin-Off that are provided to holders of Common Stock in such Spin-Off. Any adjustment in respect of a Spin-Off pursuant to this Section 4(d) shall become effective immediately after the effective time of such Spin-Off, retroactive to any record date thereof. The Company shall take such action as is necessary to ensure that the Holder shall be entitled to acquire Spin-Off Consideration upon the terms and conditions provided in this Section 4(d). No adjustment in the number of Warrant Shares purchasable upon exercise of this Warrant need be made under this Section 4(d) if the Company issues or distributes to the Holder, pursuant to this Warrant, the Spin-Off Consideration that the Holder would have been entitled to receive had this Warrant (to the extent that it remains unexercised) been exercised in full prior to the Spin-Off (without regard to the limitations in Section 1(d)(i)(A) and(C) hereof).

                  (e) If multiple events requiring adjustment pursuant to this
Section 4 occur, the adjustments required pursuant to this Section 4 shall be made cumulatively, so as to give effect to each such event. In addition, if, as a result of any adjustment made pursuant to Section 4(a), (b), (c) or (d) hereof, the Holder shall become entitled to receive any securities of the Company other than Common Stock, the number and kind of such other securities so receivable upon exercise hereof, and the Exercise Price therefor, shall be subject to adjustment from time to time thereafter in a manner and on terms that are equivalent, as nearly as practicable, to those contemplated in this Section 4 with respect to Warrant Shares. Notwithstanding any provision hereof, the Exercise Price payable in respect of any Warrant Share shall at no time be less than the par value of such share, provided that the Company shall reduce the par value of the Common Stock and other securities from time to time as necessary so that this sentence shall not prevent any such adjustment. If the property that the Holder is entitled to purchase on exercise of this Warrant is adjusted to include any property other than or in addition to Common Stock, references herein to Warrant Shares shall thereafter be deemed to mean all the property that the Holder is entitled to purchase on exercise hereof.

                  (f) The Company may, at is option and at any time and from time to time, reduce the Exercise Price then in effect to any amount and for any period of time deemed appropriate by the Board of Directors in order that any event treated for U.S. federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                  (g) No action which results in any adjustment of the number or kind of Warrant Shares issuable upon the exercise of this Warrant or the Exercise Price of this Warrant, as herein provided, shall be undertaken by the Company unless the Company shall give to the Holder the greater of ten (10) Business Days notice and the number of days notice required to be given to shareholders of the Company with respect to such action prior to effecting such action, together with a certificate of the Chief Financial Officer of the Company, setting forth in reasonable detail (i) the number of Warrant Shares issuable upon the exercise of this Warrant and the Exercise Price of this Warrant after the adjustment, (ii) a brief statement of the facts requiring adjustment and (iii) the computation by which such adjustment was made.

            5. Transfer of Warrant. This Warrant may be Transferred in whole or in part, but only in accordance with the following provisions:

                  (a) The Transfer shall be subject to and shall comply with the then-applicable provisions of Articles IV and V of the Shareholders Agreement and, for this purpose, a Transfer of this Warrant (in whole or in part) shall be deemed to be a Transfer of the Warrant Shares issuable upon exercise of this Warrant (or the part being Transferred).

                  (b) The Board of Directors and the Company shall have the same obligations, powers and discretions regarding the Transfer and ownership of this Warrant as the Shareholders Agreement and the Bye-laws vest in them regarding Transfers and ownership of Common Stock. In addition, the Company may require, before any Transfer of this Warrant, that the Transferor or Transferee (or both) provide the Company with such instruments and documentary evidence that the Company would be entitled to require under the Shareholders Agreement with respect to a Transfer of shares of Common Stock.

                  (c) If a proposed Transfer of this Warrant does not comply with the provisions of this Section 5, the Company shall notify the proposed Transferor of such non-compliance promptly. If a proposed Transfer complies with the provisions of this Section 5, the Company shall, within five Business Days after the original of this Warrant is surrendered to the Company by the Holder and the Company has received all other instruments and evidence of compliance that it is entitled to require in accordance with this Section 5, the Shareholders Agreement and the Bye-laws, either (i) cancel this Warrant and issue to the Transferee (or, in the case of a partial Transfer, to each of the Transferor and the Transferee) a successor Warrant having substantially the same terms as this Warrant (after giving effect to any such partial Transfer) or (ii) in the case of a Transfer in whole, duly endorse the Transfer form attached to this Warrant for such Transfer. The Company shall recognize the Transferee of this Warrant (or any part hereof) as the Holder of this Warrant (or part so Transferred) for all purposes hereunder and under the Shareholders Agreement and the Bye-laws, and the Transferor shall cease to have an interest herein to the extent of such Transfer.

                  (d) A Transfer, as to all or any part of this Warrant, shall be in writing in a form acceptable to the Company (such as the Transfer form attached to this Warrant), shall be signed by or on behalf of the Transferor and shall be accompanied by evidence reasonably satisfactory to the Company of the authority of any Person signing for the Transferor.

                  (e) This Warrant may not be exercised unless any governmental approvals required for the lawful issuance of Warrant Shares have been obtained, including from the Bermuda Monetary Authority, and any applicable waiting periods have expired. The

Company shall assist and cooperate with the Holder in making any governmental filings or obtaining any governmental approvals prior to or in connection with any exercise of this Warrant.

            6. Exercise and Payment. (a) To exercise this Warrant, the Holder shall submit to the Company the certificate evidencing this Warrant together with an instrument in writing signed by the Holder or its duly authorized representative, specifying the number of Warrant Shares for which the Warrant is to be exercised; the minimum number, if any, of shares of Non-Voting Common Stock for which this Warrant is to be exercised; the number of certificates representing such shares to be issued; the denomination of each such certificate; the name of the Person in the name of which each Warrant Share is to be registered; and the Exercise Date (which shall not be earlier than the third Business Day after the date of such submission unless the Company consents to a shorter period) (such instrument, a "Notice of Exercise"). A Notice of Exercise shall be accompanied by satisfactory evidence of the authority of any person signing for the Holder and such other evidence as the Company may reasonably require in connection with such exercise, whether pursuant to the Shareholders Agreement or the Bye-laws or otherwise. On the date specified in a Notice of Exercise, the Company shall record in the register of Members the issuance of the number of Warrant Shares specified in such Notice of Exercise, against receipt of payment of the Exercise Price, and deliver to or upon the written order of the Holder the certificate or certificates requested pursuant to such instrument as provided above. For all purposes hereunder, this Warrant shall be deemed to be exercised on the later of the date specified as the Exercise Date by the Holder in the relevant Notice of Exercise and the date payment of the Exercise Price in full is received by the Company; provided that, if recording in the register of Members is delayed beyond such exercise date, the Holder shall, upon request, be entitled to any adjustment to which the Holder would have been entitled pursuant to Section 4 hereof with respect to such exercise were the Exercise Date to be deferred until the date such recording is effected.

                  (b) Notwithstanding the foregoing, if and to the extent requested by the Holder in the Notice of Exercise, the Company shall permit the Exercise Price payable upon any exercise to be paid, in whole or in part, by presentation and surrender of this Warrant (or portion thereof being exercised) to the Company (a "Cashless Exercise"). In the event of a Cashless Exercise of this Warrant or any portion hereof, the Holder shall exchange this Warrant or the portion being exercised, as the case may be, for that number of Warrant Shares determined by multiplying the number of Warrant Shares for which this Warrant is being exercised by a fraction, the numerator of which shall be the difference between the Share Value (to be determined as provided in Section 6(f) hereof) and the Exercise Price, and the denominator of which shall be the Share Value. In addition, the Holder will have the option to pay the Exercise Price by delivering any other shares of Common Stock (or successor securities) having an aggregate value equal to the amount of the aggregate Exercise Price; for this purpose, the value of any share of Common Stock (or successor security) delivered in payment of the Exercise Price shall be deemed to have a value equal to the Share Value (provided that, in the case of any such successor security, references in Section 6(f) hereof to "Common Stock" for this purpose shall be deemed to refer to such successor securities).

                  (c) Upon any exercise of this Warrant in full, the Company shall cancel the certificate evidencing this Warrant. Upon any exercise of this Warrant in part, the Company shall redeliver to the Holder the certificate evidencing this Warrant, which may be endorsed on the signature page hereof with a notation that this Warrant has been exercised in part, but any failure to so endorse the certificate shall not affect the unexercised portion of this Warrant, which for all purposes shall be determined by reference to the register of Members and related records of the Company.

                  (d) The Company may, but shall not be required to, issue a fractional share upon the exercise of this Warrant. If any fractional interest in a Warrant Share would be deliverable upon the exercise of this Warrant but for the provisions of this paragraph, the Company after such exercise may, in its discretion, pay to or upon the written order of the Holder, on the Exercise Date, cash in an amount equal to the Share Value multiplied by the fraction of the Warrant Share that would otherwise have been issued hereunder.

                  (e) If the property that the Holder is entitled to receive on exercise of the Warrant is adjusted so as to include property other than Warrant Shares, this Section 6 shall be adjusted so as to enable the Holder, as nearly as may be practicable, to exercise the Warrant as contemplated in this Section 6 (including so as to permit the exercise price to be paid by reducing the property otherwise receivable on exercise and to permit payment of cash in lieu of any fractional item of property).

                  (f) If the Common Stock is publicly traded on Nasdaq, the New York Stock Exchange or the American Stock Exchange, the "Share Value" shall be the average per-share closing price of the Common Stock for the twenty (20) consecutive trading day period ending on the third trading day prior to the date the Exercise Notice is delivered to the Company. If the Common Stock is not so publicly traded, then the Share Value shall be determined jointly by the Company and the Holder. If such parties are unable to reach agreement as to the Share Value within ten (10) Business Days of delivery of the Notice of Exercise, the Share Value shall be determined by an independent appraiser experienced in valuing securities selected by both parties. If the Company and the Holder cannot agree upon an appraiser within five (5) Business Days after such date, each party shall select an Independent Financial Expert, whereupon the Company and the Holder shall direct the Independent Financial Experts selected by the Company and the Holder to select a third Independent Financial Expert within ten
(10) Business Days. The Company shall obtain from the Independent Financial Expert so designated by agreement between the Company's Independent Financial Expert and the Holder's Independent Financial Expert a value report (a "Value Report") of the fair value of the Common Stock (on a per-share basis), as a separate security. The Value Report shall be delivered within twenty (20) Business Days of the determination of the Independent Financial Expert that is to prepare such report. The fair value determined in such report shall be the Share Value and determination of the fair value of the Warrant Shares as set forth in the Value Report shall be binding and conclusive upon the Holder and the Company. For purposes hereof, an "Independent Financial Expert" shall be any nationally recognized investment banking firm (i) which does not (and the directors, officers, employees, affiliates and stockholders of which do not) have a material direct or indirect interest in or with either the Company or the Holder or their respective affiliates, (ii) which has not been within the last three years, and, at the time it is called upon to provide the Value Report, is not (and none of the directors, officers, employees, affiliates and stockholders of which is) a promoter, director or officer of either the Company or the Holder or their respective Affiliates and (iii) which does not provide any advice or opinions to either the Company or the Holder or their respective Affiliates as an independent financial expert or as an independent investment bank. The Independent Financial Expert shall use one or more valuation methods that it, in its best professional judgment, determines to be most appropriate. The Company shall keep the Value Report on file and available for inspection by the Holder. The Company shall provide information and data relevant to such Independent Financial Expert's valuation. The Holder shall be responsible for the fees and expenses of the Holder's Independent Financial Expert and the

Company shall be responsible for the fees and expenses of the other Independent Financial Experts designated pursuant to this Section 6(f).

            7. Miscellaneous. (a) The Company agrees that it will at all times maintain authorized and unissued share capital sufficient to fulfill all of its obligations under this Warrant. The Company represents and agrees that it has taken all action necessary to authorize the execution, delivery and performance of this Warrant by the Company, including the issuance of Common Stock on exercise of the Warrant, except for any further action by the Company that may be necessary to authorize the performance of this Warrant following any adjustment pursuant to Section 4 hereof, which further action shall be taken by the Company prior to any such required adjustment.

                  (b) The Company shall pay, and indemnify the Holder from and against, any issuance, stamp, documentary or other similar taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official because of the exercise of this Warrant in whole or in part or the resulting issuance of Warrant Shares.

                  (c) Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company and, in the case of any such mutilation, upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                  (d) All determinations required to be made under Section 4 or
Section 6(b) or (c) hereof shall be made by the Board of Directors in its good faith discretion, but only as necessary to ensure that the rights and benefits intended to be conferred on the Holder in this Warrant are fully preserved.

                  (e) In the event that any adjustment, amendment or modification is made to, or pursuant to, the terms of any other warrant to purchase Common Stock that is issued by the Company to a Founder or an Affiliate thereof on the Closing Date (whether or not provided for under the terms of such warrant), or in the event that the Company issues a new warrant in exchange for any such other warrant and the terms of such new warrant are not substantially identical to the terms of such other warrant, then the Company shall promptly provide notice to the Holder of such adjustment, amendment, modification or exchange. Upon request of the Holder, the Company shall as promptly as practicable make such adjustment, amendment or modification to the terms of this Warrant or exchange this Warrant for a new warrant with terms that are substantially identical to those of such other new warrant.

            8. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be deemed to have been given when delivered personally, sent by facsimile with telephonic confirmation, one day after being sent by overnight courier service (charges prepaid) or four days after being placed in the mail if sent by registered or certified mail, return receipt requested, postage prepaid (i) to the Company, at its principal executive offices, attention: Secretary, and (ii) to the Holder of this Warrant, at such Holder's address as it appears in the records of the Company (or at any such other address as the Holder may specify to the Company from time to time).

            9. Amendment. This Warrant shall not be amended except by an instrument in writing signed by the Company and the Holder hereof.

            10. Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of New York.

            11. Successors and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the successors of the Company and the successors and permitted assigns of the Holder. In addition, and provided that an express assignment shall have been made as permitted herein, a copy of which shall have been delivered to the Company, the provisions of this Warrant shall be for the benefit of and enforceable by all Holders from time to time of this Warrant and shall be enforceable by any Holder.

            IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed and attested by its duly authorized officers and to be dated as of November 21, 2001.

                                           Allied World Assurance Holdings, Ltd

                                           By:
                                                --------------------------------
                                                Name:
                                                Title:

Attest:
        --------------------------
        Name:
        Title:
                           _____________________________

The undersigned, on behalf of the
Company, hereby confirms that this
Warrant has been exercised in part on:

______________________________________

By: __________________________________
    Name:
    Title:
    Date:

                                  TRANSFER FORM

        (TO BE EXECUTED IF HOLDER DESIRES TO TRANSFER THE ENTIRE WARRANT)

            For value received, the undersigned hereby sells, assigns and transfers the attached Warrant, in accordance with Section 5 of such Warrant, to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
     (PLEASE PRINT NAME AND ADDRESS, INCLUDING ZIP CODE AND, IF APPLICABLE,
                          COUNTRY CODE, OF TRANSFEREE)

________________________________________________________________________________
           (PLEASE INSERT U.S. SOCIAL SECURITY OR OTHER U.S. TAXPAYER
                      IDENTIFICATION NUMBER OF TRANSFEREE)

Date: ____________                    _________________________________________*
                                      (Print name of Holder)

                                      By:_______________________________________
                                      (Signature of Holder or Authorized Signer)

                                      __________________________________________
                                      (Street address)

                                      __________________________________________
                                      (City)    (State)    (Zip Code)

                                      __________________________________________
                                      (Country)

Acknowledged, as of
the date written above.

ALLIED WORLD ASSURANCE
   HOLDINGS, LTD

By:_____________________
   Name:
   Title:

____________

* The name and, if an individual, the signature must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.